DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is entered into effective as of as of August 30, 2017 by and between Tauriga Sciences Inc. a Delaware corporation (“Investor”) and Honeywood LLC, a California Limited Liability Company, (the “Company”), with reference to the following facts:

WHEREAS, Investor has loaned certain funds to the Company as described in the Loan Agreement and Security Agreement and Secured Promissory Note dated September 24, 2014 (the “Loan Agreement”), of which the Company and Investor desire to convert $175,000 plus accrued and unpaid interest through the date hereof (the “Debt”), into Membership Interest of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Investor and the Company agree as follows:

1. Conversion to Membership Interest. Effective as of August 1, 2017, the $170,000 Debt shall be converted into a five percent (5%) Membership Interest of Company. Upon execution of this Agreement, the Company shall record Investor as a 5% Membership Owner in its Operating Agreement, and the Investor shall acknowledge the repayment of $175,000 under the Loan Agreement.

2. Investor Representations. The Company is issuing the Membership Interest to Investor in reliance upon the following representations made by Investor:

(a) Investor acknowledges and agrees that the Membership Interest is characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. Investor acknowledges and agrees that (i) the Membership Interest is being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the Membership Interest has not been registered under the Securities Act, and (ii) such interest may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

(b) Investor acknowledges and agrees that: (a) the Membership Interest has not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (b) Investor is acquiring the Membership Interest solely for its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (c) Investor is a sophisticated purchaser with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of purchasing the Membership Interest; (d) Investor has had the opportunity to obtain from the Company such information as desired in order to evaluate the merits and the risks inherent in holding Membership Interest; (e) Investor is able to bear the economic risk and lack of liquidity inherent in holding the Membership Interest; (f) Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act; and (g) and (g) Investor either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of Investor’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the purchase of the Membership Interest.

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(d) Investor’s investment in the Company pursuant to this Membership Interest is consistent, in both nature and amount, with Investor’s overall investment program and financial condition.

3. Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of California.

(b) This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

(c) Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d) Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e) This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

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This Agreement is entered into and effective as of the date first written above.

COMPANY:		INVESTOR:

Honeywood LLC		Tauriga Sciences Inc.

By:	/s/ Daniel Kosmal	/s/ Seth Shaw
	Daniel Kosmal, CEO	Seth Shaw, CEO

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